EX-99.B11-rsconsnt

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 47 to Registration Statement No. 2-42885 of our report dated February 7, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectusea, which are also a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
May 29, 1997